CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report dated April 12, 1995, included in VICORP Restaurants, Inc. Employees' Profit Sharing Plan's financial statements, which is incorporated by reference in VICORP Restaurants, Inc.'s Form 10-K/A amendment dated April 19, 1995, to the Form 10-K for the year ended October 30, 1994. It should be noted that we have not audited any financial statements of VICORP Restaurants, Inc. subsequent to October 30, 1994, or performed any audit procedures subsequent to the date of our report.



                             ARTHUR ANDERSEN LLP

Denver, Colorado,
 April 19, 1995.